EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports on the statements of directly identifiable assets and liabilities of the Medical Waste Business of Browning-Ferris Industries, Inc. (BFI Medical Waste) and the related statements of revenues and direct expenses of BFI Medical Waste dated July 30, 1999 and to all references to our Firm, included in this Current Report on Form 8-K/A.

                                           /s/ Arthur Andersen LLP

Chicago, Illinois
December 29, 1999